Exhibit 24.1

GLOBALSANTAFE CORPORATION

POWER OF ATTORNEY

WHEREAS, GLOBALSANTAFE CORPORATION, a Caymans Islands company (the “Company”), intends to file with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), a Registration Statement on Form S-8 and such amendment or amendments thereto as may be necessary or appropriate, together with any and all exhibits and other documents relating to said Registration Statement and amendment or amendments as may be necessary or incidental in connection therewith (collectively, the “Registration Statement”), in connection with the registration of ordinary shares of the Company underlying the GlobalSantaFe Employee Share Purchase Plan.

NOW, THEREFORE, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of the Company, does hereby constitute and appoint JAMES L. MCCULLOCH, ALEXANDER A. KREZEL, WALTER A. BAKER and MARGARET C. FITZGERALD his or her true and lawful attorneys, and each of them (with full power to act without the others) his true and lawful attorney, to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Company, the Registration Statement, including such amendment or amendments thereto as may be necessary or appropriate, together with any and all exhibits and other documents relating thereto as said attorneys or any of them shall deem necessary or incidental in connection therewith, and to file the same or cause the same to be filed with the Commission. Each of said attorneys shall have full power of substitution and resubstitution, and said attorneys or any of them or any substitute appointed by any of them hereunder shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, each of the undersigned hereby ratifying and approving the acts of said attorneys and each of them and of any such substitute pursuant hereto.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument effective November 11, 2003.

/s/ Jon A. Marshall Jon A. Marshall	/s/ C. Russell Luigs C. Russell Luigs

/s/ W. Matt Ralls W. Matt Ralls	/s/ Edward R. Muller Edward R. Muller

/s/ Michael R. Dawson Michael R. Dawson	/s/ Paul J. Powers Paul J. Powers

/s/ Robert E. Rose Robert E. Rose	/s/ Maha A. R. Razzuqi Maha A. R. Razzuqi

/s/ Ferdinand A. Berger Ferdinand A. Berger	/s/ Stephen J. Solarz Stephen J. Solarz

/s/ Thomas W.Cason Thomas W. Cason	/s/ Carroll W. Suggs Carroll W. Suggs

/s/ Richard L. George Richard L. George	/s/ Nader H. Sultan Nader H. Sultan

/s/ Khaled R. Al-Haroon Khaled R. Al-Haroon	/s/ John L. Whitmire John L. Whitmire